UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 8, 2013

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2013, Datalink Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the public offering (the “Offering”) of 3,300,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), at a price to the public of $11.00 per share (the “Offering Price”), less underwriting discounts. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 495,000 Shares at the Offering Price to cover over-allotments, if any. The Company expects the Offering to close on or about August 14, 2013, subject to the satisfaction of customary closing conditions, and expects that the net proceeds to the Company from the Offering (excluding the exercise of the over-allotment option) will be approximately $33.8 million after deducting the estimated underwriting discount and estimated offering expenses payable by the Company. The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Underwriters for payments that the Underwriters may be required to make because of such liabilities.

The Shares are being offered and sold pursuant to a preliminary prospectus supplement dated August 5, 2013 and an accompanying base prospectus dated June 27, 2013, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-188212) that was declared effective by the Securities and Exchange Commission on June 27, 2013. The opinion of the Company’s counsel regarding the validity of the Shares to be issued by the Company is filed herewith as Exhibit 5.1.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 8.01. Other Events.

On August 9, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of August 8, 2013, by and between Datalink Corporation and Canaccord Genuity Inc., as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated August 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2013	DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 8, 2013, by and between Datalink Corporation and Canaccord Genuity Inc., as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated August 9, 2013.